                                 EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated March 5, 1997, except for note 14 as to which the date is July 11, 1997 accompanying the consolidated financial statements of Bank Corporation of Georgia and subsidiaries contained in this Amendment No. 1 to Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Amendment No. 1 to Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."




                             /s/ PORTER KEADLE MOORE, LLP
                             -----------------------------------------

                             Successor to the practice of Evans,
                             Porter, Bryan & Co.

Atlanta, Georgia

October 24, 1997

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